As filed with the Securities and Exchange Commission on January 11, 2002
                                                   Registration No. 333-_______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                         SENIOR HOUSING PROPERTIES TRUST
             (Exact name of registrant as specified in its charter)

                             -----------------------

            Maryland                                     04-3445278
 (State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification Number)

                                400 Centre Street
                           Newton, Massachusetts 02458
                                 (617) 796-8350
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             -----------------------

 For Co-Registrants, please see "Table of Co-Registrants" on the following page.

                             -----------------------

                           David J. Hegarty, President
                         Senior Housing Properties Trust
                                400 Centre Street
                           Newton, Massachusetts 02458
                                 (617) 796-8350
              (Name, address, including zip code, telephone number,
                   including area code, of agent for service)

                              ---------------------

                                    Copy to:
                       Alexander A. Notopoulos, Jr., Esq.
                            Sullivan & Worcester LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 338-2800
                              ---------------------

         Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by the Registrants.
         If the only securities being registered on this form are being offered pursuant to distribution or interest reinvestment plans, please check the following box. / /
         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with distribution or interest reinvestment plans, check the following box. /X/
         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _______
         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                                        -----------------------
                                                    CALCULATION OF REGISTRATION FEE
================================================================================================================================
     Title of Each Class of Securities to be            Amount to        Proposed Maximum     Proposed Maximum      Amount of
                                                      be Registered       Offering Price      Aggregate Offering   Registration
                  Registered(1)                           (1)(2)         Per Unit (1)(2)(3)   Price(1)(2)(3)(4)        Fee
--------------------------------------------------------------------------------------------------------------------------------

 Debt Securities of Senior Housing Properties
Trust (5) ........................................

Preferred Shares of Beneficial Interest, $.01 par
value per share, of Senior Housing Properties
Trust (6).........................................

Depositary Shares Representing Preferred Shares
of Senior Housing Properties Trust (7)............

Common Shares of Beneficial Interest, $.01 par
value per share, of Senior Housing Properties
Trust (8) ........................................

Warrants of Senior Housing Properties Trust (9)...

Trust Preferred Securities of SNH Capital Trust
II and SNH Capital Trust III (collectively, the
"SNH Capital Trusts") (10)........................
--------------------------------------------------------------------------------------------------------------------------------
Guarantees of Trust Preferred Securities of the
SNH Capital Trusts by Senior Housing Properties
Trust(11) ........................................
--------------------------------------------------------------------------------------------------------------------------------
Total                                               $2,000,000,000(1)                         $2,000,000,000(1)      $478,000
================================================================================================================================
                                                                                                        (Footnotes on next page)

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

(1) In no event will the aggregate initial offering price of the securities issued from time to time under this Registration Statement exceed $2,000,000,000 or the equivalent thereof in one or more foreign currencies or currency units or composite currencies. The aggregate amount of common shares of Senior Housing Properties Trust registered hereunder is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended. The securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. There are also being registered hereunder contracts that may be issued by the Registrants under which the counterparty may be required to purchase or sell the other securities registered hereunder. Such contracts would be issued together with securities registered hereunder. There are also being registered hereunder an indeterminate principal amount of each class of securities registered hereunder (the "underlying securities") as may be issuable, without separate consideration, (i) upon conversion, exercise or exchange of any other class of securities registered hereunder, to the extent such securities are by their terms convertible into or exercisable or exchangeable for the underlying securities, or (ii) pursuant to antidilution provisions of any other class of securities registered hereunder.

(2) Not specified for each class pursuant to General Instruction II.D. to Form S-3.

(3) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

(4) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(5) Subject to note (1) above, there is being registered hereunder an indeterminate amount of debt securities of Senior Housing Properties Trust as may be sold from time to time. If any debt securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall not result in an aggregate initial offering price exceeding $2,000,000,000 or the equivalent thereof in one or more foreign currencies or currency units or composite currencies.

(6) Subject to note (1) above, there is being registered hereunder an indeterminate amount of preferred shares of Senior Housing Properties Trust as may be sold from time to time.

(7) Subject to note (1) above, there is being registered hereunder an indeterminate amount of depositary shares representing preferred shares of Senior Housing Properties Trust as may be sold from time to time.

(8) Subject to note (1) above, there is being registered hereunder an indeterminate amount of common shares of Senior Housing Properties Trust as may be sold from time to time.

(9) Subject to note (1) above, there is being registered hereunder an indeterminate amount of warrants of Senior Housing Properties Trust to acquire other classes of securities of Senior Housing Properties Trust registered hereunder as may be sold from time to time.

(10) Subject to note (1) above, there is being registered hereunder an indeterminate amount of trust preferred securities of the SNH Capital Trusts as may be sold from time to time.

(11) No separate consideration will be received for the guarantees by Senior Housing Properties Trust of trust preferred securities. The guarantees will include the right of the holders of guaranteed securities under the guarantees and certain back-up undertakings, as described in this Registration Statement.

                             TABLE OF CO-REGISTRANTS




                                                            IRS Employer
 Name                         State of Formation          Identification Number

 SNH Capital Trust II         Maryland                    04-6943324
 SNH Capital Trust III        Maryland                    04-6943325

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such State.

                              Subject to Completion
                  Preliminary Prospectus Dated January 11, 2002
PRELIMINARY PROSPECTUS
                                 $2,000,000,000
                         Senior Housing Properties Trust
  Debt Securities, Preferred Shares of Beneficial Interest, Depositary Shares,
                                     Common
                   Shares of Beneficial Interest and Warrants
                               SNH Capital Trusts
         Trust Preferred Securities Fully and Unconditionally Guaranteed
                             ----------------------

    We may offer and sell, from time to time, in one or more offerings:

        o   common shares
        o   preferred shares
        o   debt securities
        o   warrants
        o   depositary shares

These securities may be offered and sold separately, together or as units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

    SNH Capital Trust II and III may offer and sell, from time to time, in one or more offerings, trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately, together or as units with other securities described in this prospectus.

    The securities described in this prospectus offered by us or by SNH Capital Trust II and III may be issued in one or more series or issuances. The total offering price of these securities, in the aggregate, will not exceed $2,000,000,000. We will provide the specific terms of any securities we actually offer in supplements to this prospectus. You should carefully read this prospectus and the supplements before you decide to invest in any of these securities.

    Risks associated with an investment in the securities will be described in the applicable prospectus supplement, as described under "Risk Factors" on page 2.

    The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our common shares are listed on the New York Stock Exchange under the symbol "SNH."

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                The date of this prospectus is January ___, 2002.

                                                 TABLE OF CONTENTS

                                                Page                                                        Page

Senior Housing Properties Trust............       1       Description of Warrants........................     18

SNH Capital Trusts.........................       1       Description of Trust Preferred Securities
                                                            and Trust Guarantee..........................     19

Risk Factors...............................       2       Description of Certain Provisions of
                                                            Maryland Law and our Declaration of Trust
                                                            and Bylaws...................................     23

Use of Proceeds............................       2       Plan of Distribution...........................     30

Ratio of Earnings to Fixed Charges.........       2       Validity of the Offered Securities.............     32

Description of Debt Securities.............       2       Experts........................................     32

Description of Common Shares...............       9       Where You Can Find More Information............     33

Description of Preferred Shares............      10       Documents Incorporated By Reference............     33

Description of Depositary Shares...........      15

                                              ----------------

                              ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement we and the SNH Capital Trusts filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus from time to time in one of more offerings up to a total amount of proceeds of $2,000,000,000.

    This prospectus provides you only with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information" and "Documents Incorporated By Reference."

    No separate financial statements of the SNH Capital Trusts have been included or incorporated by reference. Neither we nor the SNH Capital Trusts consider financial statements of the SNH Capital Trusts material to holders of the trust preferred securities because:

o all of the voting securities of the SNH Capital Trusts will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934, as amended;

o each SNH Capital Trust has no independent operations and exists for the purpose of issuing securities representing undivided beneficial interests in the assets of the SNH Capital Trust and investing the proceeds in the debt securities issued by us; and

o the obligations of each SNH Capital Trust under the trust preferred securities issued by it will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

                                      (ii)

    You should rely only on the information incorporated by reference or provided in this document. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

    References in this prospectus to "we," "us," "our" or "SNH" mean Senior Housing Properties Trust. References in this prospectus to the "SNH Capital Trusts" mean SNH Capital Trust II and SNH Capital Trust III.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    We have made and incorporated by reference statements in this document that constitute "forward-looking statements" as that term is defined in the federal securities laws. These forward-looking statements concern:

o   our tenants' ability to operate successfully properties or pay rent to us;
o   the possible expansion of our portfolio;
o   the performance of our tenants and properties;
o   our ability to pay debt service or make distributions;
o   our policies and plans regarding investments, financings and other matters;
o   our tax status as a real estate investment trust;
o   our ability to balance appropriately the use of debt and equity; and
o   our ability to access capital markets or other sources of funds.

When we use words such as "believes," "expects," "anticipates," "estimates" or similar expressions, we are making forward-looking statements.

    Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including:

o   the status of the economy;
o   the status of capital markets (including prevailing interest rates);
o compliance with and changes to regulations and payment policies within the health care industry;
o   changes in financing terms;
o   competition within the health care and senior housing industries; and
o   changes in federal, state and local legislation.

    Other important factors are identified in our Annual Report on Form 10-K which is incorporated into this prospectus, including under the headings "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." We assume no obligation to update or revise any forward-looking statements or to update the reasons why actual results could differ from those projected in any forward-looking statements.

                                     (iii)

                         SENIOR HOUSING PROPERTIES TRUST

    We are a real estate investment trust, and our primary business is to acquire, own and lease senior apartments, congregate care communities, assisted living properties and nursing homes. On January 11, 2002, we completed an acquisition of 31 senior living communities for which we paid approximately $600 million. Giving effect to the completion of this acquisition, we own 112 properties located in 28 states, which have an undepreciated combined carrying value of approximately $1.2 billion. As of December 31, 2001, we had 43,421,700 common shares outstanding, including 12,809,238 owned by HRPT Properties Trust, our former parent company.

    We are organized as a Maryland real estate investment trust under the Maryland REIT Law. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 796-8350.

                               SNH CAPITAL TRUSTS

    Each SNH Capital Trust is a statutory business trust formed under Maryland law pursuant to:

o a declaration of trust executed by us, as sponsor for the SNH Capital Trust and the trustees of the SNH Capital Trust; and

o the filing of a certificate of trust with the State Department of Assessments and Taxation of Maryland.

    Unless an accompanying prospectus supplement provides otherwise, each SNH Capital Trust exists for the sole purposes of:

o selling trust preferred securities and investing the proceeds in a specific series of our debt securities;

o selling trust common securities to us or our subsidiaries in exchange for cash and investing the proceeds in additional debt securities issued by us; or

o engaging in other activities that are necessary, convenient or incidental to the sale of trust preferred and common securities or the purchase of our debt securities.

    No SNH Capital Trust will borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake, or permit to be undertaken, any activity that would cause that SNH Capital Trust not to be classified for United States federal income tax purposes as a grantor trust. We will own directly or indirectly all of the trust common securities issued by each SNH Capital Trust. The trust common securities will rank on parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and during continuance of an event of default under the declaration of trust of a SNH Capital Trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. In connection with the issuance of trust preferred securities by a SNH Capital Trust, we or our subsidiaries will acquire trust common securities of such SNH Capital Trust having an aggregate liquidation amount equal to a minimum of 3% of the total capital of such SNH Capital Trust. Each SNH Capital Trust will have a term of at least 20 but no more than 50 years, but may terminate earlier as provided in its declaration of trust.

    Each SNH Capital Trust's business and affairs will be conducted by its trustees. The holders of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each SNH Capital Trust. The duties and obligations of the trustees will be governed by the SNH Capital Trust's declaration of trust. At least one of the trustees of each SNH Capital Trust will be a person who is one of our officers or trustees or who is affiliated with us (a "Regular Trustee"). One trustee of each SNH Capital Trust will be a financial institution that is not affiliated with us (the "Property Trustee"), which will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, pursuant to the terms set forth in the applicable prospectus supplement.

    We will pay all fees and expenses related to each SNH Capital Trust and any offering of the trust preferred securities. The principal place of business of each SNH Capital Trust is c/o Senior Housing Properties Trust at 400 Centre Street, Newton, Massachusetts 02458 (telephone: (617) 796-8350).

                                  RISK FACTORS

    Certain of the securities to be offered hereby themselves may involve risks. Such risks will be set forth in the prospectus supplement relating to such offered securities.

                                 USE OF PROCEEDS

    Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our revolving bank credit facility or other debt. Unless otherwise described in a prospectus supplement, each SNH Capital Trust will use the net proceeds from the sale of any securities under this prospectus to purchase our debt securities. Until the proceeds from a sale of securities by us or any SNH Capital Trust are applied to their intended purposes, they may be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

                       RATIO OF EARNINGS TO FIXED CHARGES

    The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated:

                                            Nine Months Ended              Fiscal Year Ended December 31,
                                            September 30, 2001      2000     1999     1998     1997     1996
                                            ------------------      ----     ----     ----     ----     ----

Ratio of earnings to fixed charges........          3.0x            4.8x     1.8x     3.4x     3.6x     3.5x

    The ratios of earnings to fixed charges presented above were computed by dividing our consolidated earnings by our consolidated fixed charges. For this purpose, earnings have been calculated by adding fixed charges to net income. Fixed charges consist of interest costs, whether expensed or capitalized, and any interest component of capitalized lease expense, amortization of debt discounts and deferred financing costs, whether expensed or capitalized, and distributions on trust preferred securities. During the periods presented, we had not issued any preferred shares, and so the ratio of earnings to combined fixed charges and preferred shares distributions are the same as the ratios of earnings to fixed charges presented above.

    On October 12, 1999, HRPT Properties Trust, our former parent, distributed 50.7% of its ownership interest in us to its shareholders. The ratios presented above have been calculated as if we were separate from HRPT Properties Trust for all periods. For all periods prior to October 12, 1999, interest expense was allocated based on HRPT Properties Trust's historical interest expense as a percentage of its average historical costs of real estate investments.

                         DESCRIPTION OF DEBT SECURITIES

    The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. Our senior unsecured debt securities will be issued under the indenture, dated as of December 20, 2001, between us and State Street Bank and Trust Company, as it may be amended, supplemented or otherwise modified from time to time, or under one or more other indentures between us and that trust company or another trustee. Our other debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

    The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is part. We will file any indentures and supplemental indentures if we issue debt securities. See "Where You Can Find More Information." You may also review our December 20, 2001, senior debt indenture at the corporate trust offices of State Street Bank and Trust Company, Two International Place, Boston, Massachusetts 02110. This summary is also subject to and qualified by reference to the descriptions of the particular terms of securities described in the applicable prospectus supplement.

General

    We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement of which this prospectus is part three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities. We refer to senior subordinated and junior subordinated securities as "subordinated. "

    We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

    We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

    The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

o the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

o   the aggregate principal amount of the securities;

o the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

o if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

o   the stated maturity date;

o   any fixed or variable interest rate or rates per annum;

o the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

o   the date from which interest may accrue and any interest payment dates;

o   any sinking fund requirements;

o any provisions for redemption, including the redemption price and any remarketing arrangements;

o whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

o the events of default and covenants of such securities, including the required conditions to our ability to merge or consolidate or sell substantially all of our assets, to the extent different from or in addition to those described in this prospectus;

o whether we will issue the debt securities in certificated or book-entry form;

o whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

o whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

o the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

o whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

o   the subordination provisions, if any, relating to the debt securities;

o if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered;

o whether any of our subsidiaries will be bound by the terms of the indenture, in particular any restrictive covenants;

o   the provisions  relating to any security  provided for the debt  securities;
    and

o   the provisions relating to any guarantee of the debt securities.

    We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

    Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

    Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

    Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

    If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

o to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

o   in any other lawful manner, all as the applicable indenture describes.

    You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

    You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

    You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

    Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company, or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

o If we merge out of existence or sell our assets, the other company must be an entity organized under the laws of a State or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

o Immediately after the merger, sale of assets or other transaction, we may not be in default on the debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Certain Covenants

    Existence. Except as permitted as described above under "--Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

    Provisions of Financial Information. Whether or not we remain required to do so under the Securities Exchange Act of 1934, as amended, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

Events of Default and Related Matters

    Events of Default. The term "event of default" for any series of debt securities means any of the following:

o We do not pay the principal or any premium on a debt security of that series within 30 days after its maturity date;

o We do not pay interest on a debt security of that series within 30 days after its due date;

o We do not deposit any sinking fund payment for that series within 30 days after its due date;

o We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

o We default under any of our other indebtedness in an aggregate principal amount exceeding $25,000,000 after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

o We or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

o Any other event of default described in the applicable prospectus supplement occurs.

    The  term   "significant   subsidiary"   means   each  of  our   significant
subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended.

    Remedies if an Event of Default Occurs. If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

    The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

    Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

    Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

o You must give the trustee written notice that an event of default has occurred and remains uncured;

o The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default, and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

o The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

    Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

    There are three types of changes we can make to the indentures and the debt securities:

    Changes Requiring Your Approval. First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

o   change the stated maturity of the principal or interest on a debt security;

o   reduce any amounts due on a debt security;

o reduce the amount of principal payable upon acceleration of the maturity of a debt security following a default;

o   change the currency of payment on a debt security;

o   impair your right to sue for payment;

o modify the subordination provisions, if any, in a manner that is adverse to you;

o reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture or to waive compliance with certain provisions of an indenture;

o reduce the percentage of holders of debt securities whose consent is needed to waive past defaults or change certain provisions of the indenture relating to waivers of default;

o waive a default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

o   modify any of the foregoing provisions.

    Changes Requiring a Majority Vote. The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "--Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

    Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

    Further Details Concerning Voting. Debt securities are not considered outstanding, and holders of debt securities may not be able to vote, if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if the securities have been fully defeased as described immediately below under "--Discharge, Defeasance and Covenant Defeasance--Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

    Discharge. We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

    Full Defeasance. We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

o We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

o The current federal tax law must be changed or an IRS ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

o We must deliver to the trustee a legal opinion confirming the tax law change described above.

    If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

    Covenant Defeasance. Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities and you would be released from any subordination provisions.

    If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

o any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

o   any subordination provisions; and

o certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

    If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Subordination

    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

o   the indebtedness ranking senior to the debt securities being offered;

o the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

o the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

o provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

    If so set forth in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the prospectus supplement. We may issue global securities in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to any series of debt securities will be described in the prospectus supplement.

                          DESCRIPTION OF COMMON SHARES

    Our declaration of trust authorizes us to issue up to an aggregate of 50,000,000 shares of beneficial interest, all of which we have initially designated as common shares of beneficial interest. As of December 31, 2001, we had 43,421,700 common shares issued and outstanding. As permitted by the Maryland REIT Law, our declaration of trust contains a provision permitting our board of trustees, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest, to issue new and different classes of shares in any amount or to reclassify any unissued shares into other classes or series of classes that we choose. We believe that giving these powers to our board of trustees will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board of trustees has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

    The following is a summary description of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

    Except as otherwise described in the applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

o to receive distributions on their shares if, as and when authorized and declared by our board of trustees out of assets legally available for distribution; and

o to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

    Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees.

    Holders of common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights.

    Shareholders will have no preemptive rights to subscribe for any of our securities. Subject to the provisions of our declaration of trust regarding the restriction on ownership of shares of beneficial interest, common shares will have equal distribution, liquidation and other rights.

    For other information with respect to our shares, including effects that provisions in our declaration of trust and bylaws may have in delaying or deterring a change in our control, see "Description of Certain Provisions of Maryland Law and Our Declaration of Trust and Bylaws" below.


                         DESCRIPTION OF PREFERRED SHARES

Preferred Shares

    The following is a summary description of the material terms of our preferred shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of securities described in the applicable prospectus supplement.

    General. Our board of trustees will determine the designations, preferences, limitations and relative rights of our authorized and unissued preferred shares. These may include:

o the distinctive designation of each series and the number of shares that will constitute the series;

o   the voting rights, if any, of shares of the series;

o the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions are payable;

o the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

o the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

o any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

o if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

o whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

    The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

    The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, including any applicable articles supplementary, and our bylaws.

    The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

o   the description of the preferred shares;

o   the number of the preferred shares offered;

o   the voting rights, if any, of the holders of the preferred shares;

o   the offering price of the preferred shares;

o the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

o   the date from which distributions on the preferred shares shall accumulate;

o the provisions for any auctioning or remarketing, if any, of the preferred shares;

o   the provision, if any, for redemption or a sinking fund;

o   the liquidation preference per share;

o   any listing of the preferred shares on a securities exchange;

o whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

o whether interests in the preferred shares will be represented by depositary shares as more fully described below under "Description of Depositary Shares;"

o   a discussion of federal income tax considerations;

o the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

o   any limitations on issuance of any preferred  shares ranking senior to or on
    a  parity  with  the  series  of  preferred   shares  being  offered  as  to
    distribution and liquidation rights;

o any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

o any other specific terms, preferences, rights, limitations or restrictions of the preferred shares.

    As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

    Unless our board of trustees otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

    Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board of trustees must authorize and declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board of trustees. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

    Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board of trustees fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

    If the applicable  series is entitled to a cumulative  distribution,  we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

    Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

    We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

    We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

    If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

    The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

    If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

    For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting Rights

    Holders of the preferred shares will not have any voting rights, except as shown below or as otherwise from time to time required by law or as specified in the applicable prospectus supplement.

    Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares will be entitled to elect two additional trustees to our board of trustees at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare or pay and set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series.

    Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

o authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

o reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

o create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

o amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares that materially and adversely affects the series of preferred shares.

    The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

    As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

    We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

                        DESCRIPTION OF DEPOSITARY SHARES

General

    The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which we will filed as exhibits to the registration statement of which this prospectus is part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

    We may, at our option, elect to offer fractional interests in shares of preferred shares, rather than shares of preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

    Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

    A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

    If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

    Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

    You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

    If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

    After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

    Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares.

Liquidation Preference

    Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

    The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares.
Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

    As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

o no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

o the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

o if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

    We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

    Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland real estate investment trust or
(2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

o   all depositary shares have been redeemed;

o there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

o each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

    A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

    A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice.

    Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

    If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

                             DESCRIPTION OF WARRANTS

    We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares, common shares or trust preferred shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the form of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

    The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of copy of the warrants and the warrant agreement which we will file as exhibits to the registration statement of which this prospectus is part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

    In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

o   the offering price;

o   the number of warrants offered;

o   the securities underlying the warrants;

o the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

o   the date on which the warrants will expire;

o   federal income tax consequences;

o   the rights, if any, we have to redeem the warrant;

o   the name of the warrant agent; and

o   the other terms of the warrants.

    Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

    The warrant agreements may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

          DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEE

Trust Preferred Securities

    If and when trust preferred securities are issued by a SNH Capital Trust, its declaration of trust will be replaced by an amended and restated trust agreement which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. The form of amended and restated trust agreement is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part.

    The following is a summary of the material terms of the trust preferred securities and the trust agreement of each SNH Capital Trust. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of amended and restated trust agreement which we have filed as an exhibit to the registration statement of which this prospectus is part. Each SNH Capital Trust will file any final amended and restated trust agreement if it issues trust preferred securities. See "Where You Can Find

More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

    The trust agreement of each SNH Capital Trust will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.

    The trust preferred securities will have the terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act of 1939, as amended. A prospectus supplement will describe the specific terms of the trust preferred securities that a SNH Capital Trust is offering, including:

o   the distinctive designation of trust preferred securities;

o   the number of trust preferred securities issued by the SNH Capital Trust;

o the annual distribution rate, or method of determining the rate, for trust preferred securities and the date(s) upon which distributions will be payable;

o whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date(s) from which distributions on trust preferred securities will be cumulative;

o the amount or amounts that will be paid out of the assets of the SNH Capital Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of that SNH Capital Trust;

o any terms and conditions under which trust preferred securities may be converted into our shares of beneficial interest, including the conversion price per share and any circumstances under which the conversion right will expire;

o any terms and conditions upon which the related series of our debt securities may be distributed to holders of trust preferred securities;

o any obligation of the SNH Capital Trust to purchase or redeem trust preferred securities and the price(s) at which, the period(s) within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, under that obligation;

o any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the trust agreement; and

o   any  other  relevant  rights,   preferences,   privileges,   limitations  or
    restrictions of trust preferred securities consistent with the trust agreement or with applicable law.

    Under the trust agreement, the Property Trustee will own a series of our debt securities purchased by the SNH Capital Trust for the benefit of the holders of its trust preferred securities and the trust common securities. The payment of distributions out of money held by the SNH Capital Trusts, and payments upon redemption of trust preferred securities or liquidation of the SNH Capital Trusts, will be guaranteed by us to the extent described under "Trust Guarantee." The debt securities purchased by a SNH Capital Trust may be senior or subordinated and may be convertible, as described in the applicable prospectus supplement.

    Certain United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

    In connection with the issuance of trust preferred securities, each SNH Capital Trust will also issue one series of trust common securities. The trust agreement will authorize the trustees, other than the Property Trustee, of the SNH Capital Trust to issue on behalf of the SNH Capital Trust one series of trust common securities having such terms as will be set forth in the trust agreement. These terms will include distributions, conversion, redemption, voting, liquidation rights and any restrictions as may be contained in the trust agreement.

    Except as otherwise provided in the prospectus supplement, the terms of the trust common securities will be substantially identical to the terms of the trust preferred securities. The trust common securities will rank on parity with, and payments will be made on the trust common securities pro rata with the trust preferred securities, except that, upon an event of default under the trust agreement, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the holders of the trust common securities will also have the right to vote and appoint, remove or replace any of the trustees of the SNH Capital Trust. All of the trust common securities of each SNH Capital Trust will be directly or indirectly owned by us.

Trust Guarantee

    We will execute and deliver a guarantee concurrently with the issuance by each SNH Capital Trust of its trust preferred securities, for the benefit of the holders from time to time of the trust preferred securities. The applicable prospectus supplement will describe any significant differences between the actual terms of our guarantee and the summary below. The following summary of our guarantee is not complete. For more information, you should refer to the full text of our guarantee, including the definitions of the terms used and not defined in this prospectus or the related prospectus supplement and those terms made a part of the guarantee by the Trust Indenture Act of 1939, as amended. The form of trust guarantee is filed as an exhibit to this registration statement of which this prospectus is a part.

    General. We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full to the holders of trust preferred securities the guaranteed payments, except to the extent paid by the SNH Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the SNH Capital Trust may have or assert. The following payments, to the extent not paid by the SNH Capital Trust, will be subject to our guarantee:

o any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the SNH Capital Trust has funds legally available therefor;

o the redemption price, including all accrued and unpaid distributions, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by the SNH Capital Trust; and

o upon a liquidation of a SNH Capital Trust, other than in connection with the distribution of our subordinated debt securities to the holders of the trust preferred securities or the redemption of all of the trust preferred securities issued by that SNH Capital Trust, the lesser of:

(1) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

(2) the amount of assets of the SNH Capital Trust remaining available for distribution to holders of trust preferred securities in liquidation of that SNH Capital Trust.

Our obligation to make a guarantee payment may be satisfied by the SNH Capital Trust's direct payment of the required amounts to the holders of trust preferred securities or by causing the SNH Capital Trust to pay the amount to the holders.

    Amendment and Assignment. Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding affected trust preferred securities. The manner of obtaining any approval of the holders will be described in our prospectus supplement. All guarantees and agreements contained in our guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

    Termination.  Our guarantee will terminate:

o upon full payment of the redemption price of all related trust preferred securities;

o upon distribution of our debt securities held by the SNH Capital Trust to the holders of the trust preferred securities; or

o upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the SNH Capital Trust.

Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under those trust preferred securities or the guarantee. If the debt securities purchased by the SNH Capital Trust or our guarantee are subordinated, the applicable subordination provisions will provide that in the event payment is made on the subordinated debt securities or the subordinated guarantee in contravention of the subordination provisions, such payments will be paid over to the holders of our senior debt securities.

    Ranking of Our Guarantee. Each guarantee may be our secured or unsecured obligation and may be senior or subordinated, as described in the applicable prospectus supplement. The trust agreement will provide that each holder of trust preferred securities by acceptance of those securities agrees to the subordination provisions, if any, and other terms of the guarantee.

    Our guarantee will constitute a guarantee of payment and not of collection. The guarantee will be deposited with the Property Trustee to be held for the benefit of the trust preferred securities. The Property Trustee will have the right to enforce our guarantee on behalf of the holders of the trust preferred securities. The holders of not less than a majority in aggregate liquidation amount of the affected trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of our guarantee, including the giving of directions to the Property Trustee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under our guarantee, without first instituting a legal proceeding against the related SNH Capital Trust, or any other person or entity. Our guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the SNH Capital Trust, and by complete performance of all obligations under the guarantee.

    Governing Law. Our guarantee will be governed by and construed in accordance with the laws of the State of New York.

            DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
                       OUR DECLARATION OF TRUST AND BYLAWS

    We are organized as a Maryland real estate investment trust. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

    Our declaration of trust and bylaws provide that our board of trustees will establish the number of trustees. The number of trustees constituting our entire board of trustees may be increased or decreased from time to time only by a vote of the trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board of trustees may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is elected and qualifies. Our bylaws require that a majority of our trustees be independent trustees except for temporary periods due to vacancies.

    Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

    The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board of trustees.

    Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of our shares entitled to be cast in the election of trustees. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

    Our bylaws provide that nominations of persons for election to our board of trustees and business to be transacted at shareholder meetings may be properly brought pursuant to our notice of the meeting, by our board of trustees, or by a shareholder who is (i) a shareholder of record at the time of giving the advance notice and at the time of the meeting, (ii) entitled to vote at the meeting and
(iii) has complied with the advance notice and other applicable terms and provisions set forth in our bylaws.

    Under our bylaws, a shareholder's notice of nominations for trustee or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year's annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year's annual meeting, a shareholder's notice must be delivered to us not earlier than the close of business on the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (i) the 90th day prior to the date of mailing of the notice for such annual meeting, or (ii) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting. The public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice. If the number of trustees to be elected to our board of trustees is increased and we make no public announcement of such action or do not specify the size of the increased board of trustees at least one hundred (100) days prior to the first anniversary of the date of mailing of notice for our preceding year's annual meeting, a shareholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made.

    For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our board of trustees at a special meeting at which trustees are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (1) the 90th day prior to such special meeting or (2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the trustees to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

    Any notice from a shareholder of nominations for trustee or business to be transacted at a shareholder meeting must be in writing and include the following:

o as to each person nominated for election or reelection as a trustee, (i) the nominee's name, age, business and residence addresses, (ii) the class and number of shares beneficially owned or owned of record by the nominee and
    (iii) all information relating to the person that is required to be disclosed in solicitations of proxies for election of trustees or otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended, together with the nominee's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected;

o as to other business that the shareholder proposes to bring before the meeting, a brief description of the business, the reasons for conducting the business and any material interest in the business of the shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and

o as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the shareholder and beneficial owner and the number of our shares which (s)he or they own beneficially and of record.

Meetings of Shareholders

    Under our bylaws, our annual meeting of shareholders will take place within six months after the end of each fiscal year, unless a different date is set by the board of trustees. Meetings of shareholders may be called only by our board of trustees.

Liability and Indemnification of Trustees and Officers

    To the maximum extent permitted by Maryland Law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees, officers and shareholders for damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees, officers or shareholders. Our bylaws also obligate us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

    The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland corporation statute permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

o the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

o the director or officer actually received an improper personal benefit in money, property or services; or

o in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The Maryland corporation statute permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

o a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

o a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

    The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

Shareholder Liability

    Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a real estate investment trust solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

Transactions with Affiliates

    Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them. Other than general legal principles applicable to self-dealing by fiduciaries, there are no prohibitions in our declaration of trust or bylaws which would prohibit dealings between us and our affiliates.

Voting by Shareholders

    Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws shareholders do not have the right to take any action by written consents instead of a vote.

Restrictions on Transfer of Shares

    Our declaration of trust restricts the amount of shares that individual shareholders may own. These restrictions are intended to assist with REIT compliance under the Internal Revenue Code of 1986, as amended, and otherwise to promote our orderly governance. These restrictions do not apply to HRPT Properties Trust, REIT Management & Research LLC or their affiliates. All certificates evidencing our shares will bear a legend referring to these restrictions.

    Our declaration of trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, as amended, more than 9.8% of the number or value of our outstanding shares. Our declaration of trust also prohibits any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Internal Revenue Code of 1986, as amended, or would otherwise cause us to fail to qualify as a REIT.

    Our board of trustees, in its discretion, may exempt a proposed transferee from the share ownership limitation. So long as our board of trustees determines that it is in our best interest to qualify as a REIT, the board may not grant an exemption if the exemption would result in us failing to qualify as a REIT. In determining whether to grant an exemption, our board of trustees may consider, among other factors, the following:

o the general reputation and moral character of the person requesting an exemption;

o whether the person's ownership of shares would be direct or through ownership attribution;

o whether the person's ownership of shares would adversely affect our ability to acquire additional properties; and

o whether granting an exemption would adversely affect any of our existing contractual arrangements or business policies.

In addition, our board of trustees may require rulings from the Internal Revenue Service, opinions of counsel, affidavits, undertakings or agreements it deems advisable in order to make the foregoing decisions.

    If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions and will not possess any rights to vote. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

    Within 20 days after receiving notice from us that its shares have been transferred to an excess share trust, the excess share trustee will sell the shares held in the excess share trust to a person designated by the excess share trustee whose ownership of the shares will not violate the ownership limitations set forth in our declaration of trust. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the excess share trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

o   The prohibited owner will receive the lesser of:

        (1) the price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the excess share trust, e.g., a gift, devise or other similar transaction, the market price of the shares on the day of the event causing the shares to be transferred to the excess share trust; and

        (2) the net price received by the excess share trustee from the sale of the shares held in the excess share trust.

o Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

    If, prior to our discovery that shares of beneficial interest have been transferred to the excess share trust, a prohibited owner sells those shares, then:

        (1) those shares will be deemed to have been sold on behalf of the excess share trust; and

        (2) to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by an excess share trustee, the prohibited owner must pay the excess to the excess share trustee upon demand.

    Also, shares of beneficial interest held in the excess share trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

        (1) the price per share in the transaction that resulted in the transfer to the excess share trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

        (2) the market price on the date we or our designee accepts the offer.

    We will have the right to accept the offer until the excess share trustee has sold the shares held in the excess share trust. The net proceeds of the sale to us will be distributed similar to any other sale by an excess share trustee.

    Every owner of 5% or more of all classes or series of our shares is required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. If the Internal Revenue Code of 1986, as amended, or applicable tax regulations specify a threshold below 5%, this notice provision will apply to those persons who own our shares of beneficial interest at the lower percentage. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to determine our status as a REIT, to determine our compliance with the requirements of any taxing authority or government and to determine and ensure compliance with the foregoing share ownership limitations.

    The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. Our declaration of trust provides, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

Business Combinations

    The Maryland corporation statute contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland real estate investment trusts like us. Under the Maryland corporation statute, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland real estate investment trust and an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the statute the following persons are deemed to be interested shareholders:

o any person who beneficially owns 10% or more of the voting power of the trust's shares;

o an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust; or

o   an affiliate of an interested shareholder.

    After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by the board of trustees of the trust and must receive the following shareholder approvals:

o   the affirmative vote of at least 80% of the votes entitled to be cast; and

o the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected.

The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the Maryland corporation statute for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

    The foregoing provisions of the Maryland corporation statute do not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by the board. Our board of trustees has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland corporation statute described in the preceding paragraphs, provided that the business combination is first approved by the board of trustees, including the approval of a majority of the members of the board of trustees who are not affiliates or associates of the acquiring person. This resolution, however, may be altered or repealed in whole or in part at any time.

Control Share Acquisitions

    The Maryland corporation statute contains a provision which regulates control share acquisitions. This provision also applies to Maryland real estate investment trusts. The Maryland corporation statute provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. Control shares are voting shares of beneficial interest which, if aggregated with all other shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power, would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

o   one-tenth or more but less than one-third;

o   one-third or more but less than a majority; or

o   a majority or more of all voting power.

An acquiror must obtain the necessary shareholder approval each time he acquires control shares in an amount sufficient to cross one of the thresholds noted above.

    Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval by virtue of a revocable proxy. The Maryland corporation statute provides a list of exceptions from the definition of control share acquisition.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days after demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the matter at any shareholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the trust to redeem any or all of the control shares is subject to conditions and limitations listed in the statute. The trust may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply to the following:

o shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

o acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

    Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of beneficial interest from the control share acquisition statute. This provision may be amended or eliminated at any time in the future.

Amendment to our Declaration of Trust, Dissolution and Mergers

    Under the Maryland REIT Law, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The statute allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of any of the foregoing actions by a majority of shares entitled to vote on these actions provided the action in question has been approved by our board of trustees. Our declaration of trust further provides that if permitted in the future by Maryland law, the majority required to approve any of the foregoing actions will be the majority of shares voted. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, or the Maryland REIT Law without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board of trustees. Our declaration of trust also permits our board of trustees to effect changes in our unissued shares, as described more fully above, and to change our name without shareholder approval, and provides that, to the extent permitted in the future by Maryland law, our board of trustees may amend any other provision of our declaration of trust without shareholder approval. The Maryland REIT Law provides that a majority of our entire board of trustees, without action by the shareholders, may amend our declaration of trust to change our name or to change the name or other designation or the par value of any class or series of our shares and the aggregate par value of our shares.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

    The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

o   the limitation on ownership and acquisition of more than 9.8% of our shares;

o the classification of our board of trustees into classes and the election of each class for three-year staggered terms;

o the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

o the facts that the number of our trustees may be fixed only by vote of our board of trustees, that a vacancy on our board of trustees may be filled only by the affirmative vote of a majority of our remaining trustees and that our shareholders are not entitled to act without a meeting;

o the provision that only our board of trustees may call meetings of shareholders;

o the advance notice requirements for shareholder nominations for trustees and other proposals;

o the control share acquisitions provisions of Maryland law, if the applicable provisions in our bylaws are rescinded;

o the business combination provisions of Maryland law, if the applicable resolution of our board of trustees is rescinded or if our board of trustees' approval of a combination is not obtained; and

o the ability of our board of trustees to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

                              PLAN OF DISTRIBUTION

    We and/or the SNH Capital Trusts may sell the offered securities (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates,
(c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

o   the terms of the offering;

o   the names of any underwriters or agents;

o   the name or names of any managing underwriter or underwriters;

o   the purchase price of the securities;

o   the net proceeds from the sale of the securities;

o   any delayed delivery arrangements;

o   any  underwriting  discounts,   commissions  and  other  items  constituting
    underwriters' compensation;

o   any initial public offering price; and

o any discounts or concessions allowed or reallowed or paid to dealers; and any commissions paid to agents.

Sale Through Underwriters or Dealers

    If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

    In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

    Some or all of the securities that we and/or the SNH Capital Trusts offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the SNH Capital Trusts sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

    If dealers are used in the sale of securities, we and/or the SNH Capital Trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

    We and/or the SNH Capital Trusts may sell the securities directly. In this case, no underwriters or agents would be involved. We and/or the SNH Capital Trusts may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

    We and/or the SNH Capital Trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

    If we so indicate in the prospectus supplement, we and/or the SNH Capital Trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

    We and/or the SNH Capital Trusts may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

    Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

                       VALIDITY OF THE OFFERED SECURITIES

    Sullivan & Worcester LLP, as to certain matters of New York law, and Ballard Spahr Andrews & Ingersoll, LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Barry M. Portnoy, a former partner of the firm of Sullivan & Worcester LLP, is one of our managing trustees, and he is a managing trustee of HRPT Properties Trust and Hospitality Properties Trust and a managing director of Five Star Quality Care, Inc. Mr. Portnoy is also a director and 50% owner of REIT Management & Research LLC, our investment manager, and a director of certain of our subsidiaries. Sullivan & Worcester LLP represents HRPT Properties Trust, Hospitality Properties Trust, Five Star Quality Care, Inc., REIT Management & Research LLC and certain of their affiliates. Ballard Spahr Andrews & Ingersoll, LLP is special Maryland counsel to HRPT Properties Trust, Hospitality Properties Trust and Five Star Quality Care, Inc.

                                     EXPERTS

    Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Ernst & Young LLP, independent auditors, have also audited the combined financial statements of Certain Mariner Post-Acute Network Facilities (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of Mariner Post-Acute Network, Inc.) included in our Current Report on Form 8-K dated January 30, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules and the combined financial statements of Certain Mariner Post-Acute Network Facilities (Operated by AMS Properties, Inc. and GCI Health Care Centers, Inc., wholly-owned subsidiaries of Mariner Post-Acute Network, Inc.), are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

    KPMG  LLP,  independent  auditors,   have  audited  the  combined  financial
statements of forty-two facilities acquired by us from Integrated Health Services, Inc. included in our Form 8-K dated January 30, 2001, as amended, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These combined financial statements are incorporated by reference in reliance on KPMG LLP's report, given on their authority as experts in accounting and auditing.

    Arthur Andersen LLP, independent public accountants, have audited the consolidated financial statements of CSL Group, Inc. and subsidiaries (a business unit wholly owned by Crestline Capital Corporation) as partitioned for sale to SNH/CSL Properties Trust included in our Current Report on Form 8-K dated September 21, 2001, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. These consolidated financial statements are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving their report.

                       WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov.

    Our common shares are traded on the New York Stock Exchange under the symbol "SNH," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.


                       DOCUMENTS INCORPORATED BY REFERENCE

    The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

    We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement, including filings made prior to the effectiveness of the registration statement, of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until the offering of the securities made by this prospectus is completed or terminated:

o   our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

o our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

o our Current Reports on Form 8-K dated January 30, 2001, as amended, May 16, 2001, June 11, 2001, June 18, 2001, July 27, 2001, August 9, 2001, September
    21, 2001, October 3, 2001, as amended, November 5, 2001, December 6, 2001, December 13, 2001, December 18, 2001, and December 20, 2001; and

o the description of our common shares contained in our registration statement on Form 8-A (File No. 001-15319), filed on September 22, 1999.

    We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts, 02458,
(617) 796-8350, Attention: Investor Relations.

                                -----------------

    THE ARTICLES OF AMENDMENT AND RESTATEMENT ESTABLISHING SENIOR HOUSING PROPERTIES TRUST, DATED SEPTEMBER 20, 1999, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "SENIOR HOUSING PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE,

OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF SENIOR HOUSING PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY FOR ANY OBLIGATION OF, OR CLAIM AGAINST, SENIOR HOUSING PROPERTIES TRUST. ALL PERSONS DEALING WITH SENIOR HOUSING PROPERTIES TRUST SHALL LOOK ONLY TO THE ASSETS OF SENIOR HOUSING PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities, other than underwriting discounts and commissions.


         Registration Fee Under Securities Act of 1933........         $ 478,000
         Blue Sky Fees and Expenses...........................            60,000
         Legal Fees and Expenses..............................         2,000,000
         Accounting Fees and Expenses.........................         1,200,000
         Printing and Engraving...............................         1,000,000
         Rating Agencies Fees.................................           800,000
         Trustee Fees (including counsel fees)................           300,000
         Miscellaneous Fees and Expenses......................           162,000
                                                                      ----------
                           Total:                                     $6,000,000

Item 15. Indemnification of Directors and Officers

    To the maximum extent permitted by Maryland Law, our declaration of trust and bylaws include provisions limiting the liability of our present and former trustees, officers and shareholders for damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees, officers or shareholders. Our bylaws also obligate us to pay or reimburse the people described above for reasonable expenses in advance of final disposition of a proceeding.

    The Maryland REIT Law permits a real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent permitted by the Maryland General Corporation Law for directors and officers of Maryland corporations. The Maryland corporation statute permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

o the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

o the director or officer actually received an improper personal benefit in money, property or services; or

o in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

The Maryland corporation statute permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

o a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

o a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

    The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act of 1933, as amended, is against public policy and is therefore unenforceable.

    Reference is made to our bylaws filed as Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. Reference is also made to our declaration of trust filed as Exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 1999.

    Reference is made to the underwriting agreements (Exhibits 1.1 through 1.6) which may be filed by amendment or incorporated by reference. These underwriting agreements may contain certain provisions for indemnification by the underwriters of our officers, trustees and controlling persons.

    The charter documents of the Co-Registrants contain provisions similar to those detailed above.

Item 16.  Exhibits

    Exhibit No.                     Description

         1.1      Form of Underwriting Agreement (for Debt Securities)*
         1.2      Form of Underwriting Agreement (for Preferred Shares)*
         1.3      Form of Underwriting Agreement (for Depositary Shares)*
         1.4      Form of Underwriting Agreement (for Common Shares)*
         1.5      Form of Underwriting Agreement (for Warrants)*
         1.6      Form  of   Underwriting   Agreement   (for   Trust   Preferred
                  Securities)*
         4.1 Indenture, dated as of December 20, 2001, between Senior Housing Properties Trust and State Street Bank and Trust Company**
         4.2      Form of Senior Indenture**
         4.3      Form of Senior Subordinated Indenture+
         4.4      Form of Junior Subordinated Indenture+
         4.5      Form of Senior Debt Security*
         4.6      Form of Senior Subordinated Debt Security*
         4.7      Form of Junior Subordinated Debt Security*
         4.8      Form of Articles Supplementary for Preferred Shares*
         4.9 Form of Deposit Agreement, including form of Depositary Receipt for Depositary Shares*
         4.10     Form of Preferred Shares Certificate*
         4.11     Form of Common Shares Certificate++
         4.12     Form of Warrant Agreement, including form of Warrant*
         4.13     Certificate of Trust of SNH Capital Trust II+
         4.14     Declaration of Trust of SNH Capital Trust II+
         4.15     Certificate of Trust of SNH Capital Trust III+
         4.16     Declaration of Trust of SNH Capital Trust III+
         4.17 Form of Amended and Restated Trust Agreement of the SNH Capital Trusts+
         4.18     Form of Guarantee Agreement+
         5.1      Opinion of Sullivan & Worcester LLP**
         5.2      Opinion of Ballard Spahr Andrews & Ingersoll, LLP**
         8.1      Opinion of Sullivan & Worcester LLP re: tax matters*

         12.1 Statement Regarding Computation of Ratios of Earnings to Fixed Charges**
         23.1     Consent of Ernst & Young LLP**
         23.2     Consent of KPMG LLP**
         23.3     Consent of Arthur Andersen LLP**
         23.4     Consent  of  Sullivan &  Worcester  LLP  (included  in Exhibit
                  5.1)**
         23.5     Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in
                  Exhibit 5.2)**
         24.1 Powers of Attorney of certain officers, trustees and directors (included on signature pages)**
         25.1 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under December 20, 2001 Indenture**
         25.2 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Indenture*
         25.3 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Senior Subordinated Indenture*
         25.4 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Junior Subordinated Indenture*
         25.5 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of the SNH Capital Trust II*
         25.6 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Amended and Restated Declaration of Trust of the SNH Capital Trust III*
         25.7 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Guarantee Agreement for SNH Capital Trust II*
         25.8 Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended, of the trustee under the Guarantee Agreement for SNH Capital
                   Trust III*
-------------
* To be filed by amendment or incorporated by reference in connection with the offering of any securities, as appropriate.
**   Filed herewith.
+ Incorporated by reference to Senior Housing Properties Trust's Registration Statement on Form S-3, File No. 333-60392.
++ Incorporated by reference to Senior Housing Properties Trust's Registration Statement on Form S-11, File No. 333-69703.


Item 17.  Undertakings

     (a) The undersigned Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that subparagraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned Registrants hereby further undertake that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the annual reports of Senior Housing Properties Trust pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange of 1934 that are incorporated by reference in this registration statement, if any, shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 of this registration statement, or otherwise (other than insurance), the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it or them is against public policy as expressed in such the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d)  The undersigned Registrants hereby undertake that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) The undersigned Registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 11, 2002.

                                     SENIOR HOUSING PROPERTIES TRUST


                                     By: /s/ David J. Hegarty
                                          David J. Hegarty
                                          President and Chief Operating Officer

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned officers and trustees of Senior Housing Properties Trust, hereby severally constitute and appoint David J. Hegarty, Gerard M. Martin and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed by Senior Housing Properties Trust pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement (a "462(b) Registration Statement") hereby ratifying and confirming our signatures as they may be signed by our attorneys to this registration statement, any 462(b) Registration Statement and any and all amendments to either thereof.


   Signature                            Title                          Date
   ---------                            -----                          ----


/s/ David J. Hegarty               President and Chief          January 11, 2002
David J. Hegarty                   Operating Officer

/s/ John R. Hoadley                Treasurer and Chief          January 11, 2002
John R. Hoadley                    Financial Officer

/s/ Frank J. Bailey                Trustee                      January 11, 2002
Frank J. Bailey

/s/ Arthur G. Koumantzelis         Trustee                      January 11, 2002
Arthur G. Koumantzelis

/s/ John L. Harrington             Trustee                      January 11, 2002
John L. Harrington

/s/ Gerard M. Martin               Trustee                      January 11, 2002
Gerard M. Martin

/s/ Barry M. Portnoy               Trustee                      January 11, 2002
Barry M. Portnoy

    Pursuant to the requirements of the Securities Act of 1933, the registrants certify that they have reasonable grounds to believe that they meet all of the requirements for filing on Form S-3 and have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on January 11, 2002.

                                        SNH CAPITAL TRUST II
                                        SNH CAPITAL TRUST III


                                        By: /s/Barry M. Portnoy
                                            Barry M. Portnoy, as trustee
                                             and not individually

    Pursuant  to  the   requirements   of  the  Securities  Act  of  1933,  this
registration statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated; and each of the undersigned trustees of SNH Capital Trust II and SNH Capital Trust III, hereby severally constitute and appoint David J. Hegarty, Gerard M. Martin and Barry M. Portnoy to sign for him, and in his name in the capacity indicated below, this registration statement for the purpose of registering such securities under the Securities Act of 1933, and any and all amendments thereto, and any other registration statement filed pursuant to Rule 462(b) which registers additional amounts of such securities for the offering or offerings contemplated by this registration statement (a "462(b) Registration Statement") hereby ratifying and confirming our signatures as they may be signed by our attorneys to this registration statement, any 462(b) Registration Statement and any and all amendments to either thereof.



   Signature                            Title                          Date
   ---------                            -----                          ----


/s/ Gerard M. Martin               Trustee                      January 11, 2002
Gerard M. Martin

/s/ Barry M. Portnoy               Trustee                      January 11, 2002
Barry M. Portnoy